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                                                                   Exhibit 10.62


                              INVESTMENT AGREEMENT

City of Moscow                                                February 11, 1998

This Investment Agreement (hereinafter, "Agreement") is entered into by and between:

          AS EESTI FOREKSPANK, a credit institution organized under the laws of Estonia (hereinafter, "Investor"), with its legal address at Narva maantee 9A, Tallinn, Estonia, represented by its Chairman of the Board, Ivar Lukk, acting as a legal representative on the basis of applicable law and its Charter; and

          ZAO PIONEER BANK, a closed stock company organized under the laws of the Russian Federation (hereinafter, "Bank"), with its legal address at 2nd Krasnoprudny per., 7, Moscow 107140, Russian Federation, represented by Mikhail Rubinchik, its Chairman, acting on the basis of its Charter.

Investor and Bank are collectively referred to below as the "Parties", and each of them is individually referred to below as a "Party".

                                    RECITALS

The Parties hereby acknowledge that:

     1. Investor wishes to subscribe for and purchase a new emission of the common stock of Bank, equal to 35% of the total common stock of Bank after the subscription;

     2. Bank wishes to issue such new emission to Investor. Bank's General Assembly of Shareholders has approved such emission and subscription by Investor, and this Agreement, in Protocol No. 24, dated February 5, 1998; and

     3. Prior to Investor's purchase of the shares, the Parties wish to cooperate to obtain the necessary governmental and regulatory approvals and complete certain legal procedures as described below.

NOW THEREFORE, the Parties have agreed as follows:

1.   SUBJECT OF AGREEMENT

1.1 In accordance with this Agreement, Investor hereby agrees to subscribe for and purchase from Bank, and Bank hereby agrees to issue and sell to Investor, 80,769 common registered shares of Bank (the "Shares") in Bank's sixth emission of shares,




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     which shall amount to 35% of the total number of common voting shares issued by Bank after completion of such emission. Upon such purchase, Investor shall own 35% of the total voting shares issued by Bank.

1.2 At the Closing (as defined in Article 3 below), the Parties shall execute a separate Agreement on Purchase and Sale of Additional Shares (the "Principal Contract") to document the issuance and sale of the Shares to Investor.

1.3 The Principal Contract shall include the following terms, and such other terms as may be required by law to implement the issuance and sale of the Shares to Investor:

     1.3.1 The number of Shares -- 80,769 shares.

     1.3.2 The type of Shares -- common registered shares.

     1.3.3 The form of Shares-- non-documentary.

     1.3.4 The nominal value of a Share shall be one hundred (100) Russian Rubles ("RUR"). (All Ruble amounts in this Agreement are set forth in redenominated "new" Rubles. The Parties anticipate that Bank's Charter will be amended accordingly.)

     1.3.5 The price per share, and the aggregate price of all Shares to be sold under the Principal Contract, shall be as stated in Article 1.4 below.

     1.3.6 Settlements between the Parties shall be made in RUR in accordance with the exchange rate established by the Central Bank of the Russian Federation and effective on the date of payment.

1.4 The aggregate purchase price for the Shares shall be equal to the product of 1.20 multiplied by the Final Adjusted Book Value (as defined below) per common share of Bank, multiplied by the number of Shares purchased, calculated in the manner and at the time hereinafter described (the "Purchase Price").

     1.4.1 The preliminary Purchase Price is US$5,085,862.39, based on the adjusted book value of Bank as at November 30, 1997 ("Preliminary Adjusted Book Value"), calculated in U.S. Dollars under United States Generally Accepted Accounting Principles ("GAAP").

     1.4.2 The final Purchase Price shall be calculated and agreed upon using the Final Adjusted Book Value. "Final Adjusted Book Value" shall mean Preliminary Adjusted Book Value adjusted for:

          (a) changes during the period from November 30, 1997, through the last day of the month immediately prior to the Closing (or such other date as may be agreed by the Parties);



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          (b)  resolution of any differences of opinion between the Parties concerning any assets or liabilities of Bank; and

          (c) any discrepancies due to technical differences between the methodologies used by the Parties, Arthur Andersen and/or Price Waterhouse pursuant to their activities under Article 1.4.3.

     1.4.3 To determine Final Adjusted Book Value, prior to the Closing, Bank shall cause its outside auditor, Arthur Andersen, to prepare an analysis and calculate book value through the last day of the month immediately prior to the Closing (or such other date as may be agreed by the Parties) in U.S. Dollars under GAAP. Bank shall report the results of such calculation to Investor, including the analysis of Arthur Andersen, and any other data on which such results are based. Such calculation shall be subject to review and reasonable approval by Investor (who may be assisted for this purpose by Price Waterhouse, which will conduct its review on the basis of International Accounting Standards ("IAS")). If Investor does not agree with Arthur Andersen's calculation, then the Parties shall discuss and endeavor in good faith to resolve any differences of opinion.

1.5 In addition to paying the Purchase Price for the Shares, as a separate and essential condition of the purchase, Investor shall be required to provide certain license rights to software and management services to Bank, in a manner to be agreed.

1.6 The other terms of such purchase, sale and issuance shall be as set forth in this Agreement.

2.   OBLIGATIONS OF THE PARTIES

2.1  Investor shall:

     2.1.1 Subscribe for the Shares by executing the Principal Contract, and such other documents as may be required by applicable Russian legislation.

     2.1.2 At the Closing, make payment for the Shares by paying the Purchase Price to Bank in the manner required by applicable legislation.

     2.1.3 Prior to the Closing, refrain from entertaining, soliciting, or discussing with any prospective sellers, or agreeing to participate in, any sale or offer to sell to Investor, directly or indirectly, another Russian bank or any part thereof or interest therein.



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2.2  Bank shall:

     2.2.1 At the Closing, execute the Principal Contract, and in accordance therewith issue and sell the Shares to Investor. Bank shall register Investor in the share register of Bank as a shareholder, immediately after Investor has duly paid the Purchase Price for the Shares. Bank shall deliver to Investor an extract from the share register of Bank immediately after the aforementioned registration, confirming the transfer of ownership of and shareholder rights connected with the Shares to Investor.

     2.2.2 Prior to the Closing, refrain from:

          (a) issuing any common or preferred shares, or securities convertible into such shares, to any third party or parties, without the prior written consent of Investor; or

          (b) entertaining, soliciting, or discussing with any prospective purchasers, or agreeing to participate in, any purchase or offer to purchase, directly or indirectly, any shares of Bank.

     2.2.3 Pay all Russian Federation taxes which may be assessed in connection with Investor's purchase of the Shares under this Agreement, including any securities taxes.

2.3  Both Parties shall:

     2.3.1 Promptly upon execution of this Agreement, cooperate in good faith to undertake all necessary steps to obtain the following approvals (the "Approvals") for the transaction contemplated by this Agreement (the "Transaction"):

          (a) A decision of Investor's Supervisory Board of Directors, approving this Agreement and Investor's performance of its obligations hereunder;

          (b) Approval of the State Anti-Monopoly Committee of the Russian Federation;

          (c)  Approval of the Central Bank of Estonia;

          (d) Approval of the Central Bank of the Russian Federation for Investor's purchase of the Shares as contemplated by this Agreement;

          (e) Approval of the Central Bank of the Russian Federation for the increase of share capital and adoption of a restated Charter of Bank, as set forth in EXHIBIT 1 to this Agreement (with such modifications to the text of the Charter as may be requested by the Central Bank and agreed by the Parties); and




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          (f)  Registration of an appropriate Emission Prospectus and the Shares by the Central Bank of the Russian Federation.

     2.3.2 Promptly upon execution of this Agreement, cooperate in good faith to effect the re-registration of the Charter of Bank to permit the issuance and sale of the Shares, and otherwise as needed to implement the provisions of this Agreement.

3.   CLOSING; CONDITIONS TO CLOSING

3.1 The funding of the purchase and sale of the Shares (the "Closing") shall occur as follows.

3.2 Neither Party shall be obliged to complete the Closing until all of the following conditions precedent have been satisfied (or waived by written agreement, in the discretion of both Parties):

     3.2.1 Both Parties shall have completed all due diligence regarding each other and the Transaction, to their satisfaction, as described in
           Article 4.

     3.2.2 Both Parties shall have agreed on any adjustments to the Purchase Price pursuant to Article 1.4.

     3.2.3 All Approvals shall have been obtained and remain in effect.

     3.2.4 There shall not have been a material, adverse change of circumstances with respect to Bank and to which Investor objects; nor with respect to Investor and to which Bank objects.

     3.2.5 Investor shall have demonstrated to the satisfaction of Bank the availability of funds necessary to pay the Purchase Price to Bank, in a manner reasonably acceptable to Bank, not later than April 15, 1998.

     3.2.6 Investor and Bank shall have agreed upon Bank's warranties pursuant to Article 5.1 below, and any qualifications or modifications thereto, or deletions therefrom.

3.3  At the Closing:

     3.3.1 The Parties shall execute the Principal Contract as described in Articles 2.1.1 and 2.2.1.

     3.3.2 Investor shall pay the Purchase Price as described in Article 2.12.

     3.3.3 Bank shall issue the Shares to Investor as described in
           Article 2.2.1.


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3.4  The Parties shall complete the Closing as promptly as possible, and in any event within ten (10) business days after obtaining all of the Approvals.

3.5 If the Closing has not occurred by July 31, 1998, then this Agreement shall terminate automatically pursuant to Article 6.2, unless the Parties have first agreed in writing to extend such deadline.

4.   DUE DILIGENCE

4.1 Each Party shall cooperate in good faith, and shall cause its respective management, employees and key shareholders to cooperate in good faith, to facilitate the other Party's due diligence efforts as described below.

4.2 Promptly upon obtaining all of the Approvals, each Party shall be entitled to conduct due diligence regarding the other Party for the following period of ten (10) business days. The purpose shall be for each Party to determine whether there has been a material, adverse change of circumstances with respect to the other Party (including, without limitation, any legal proceedings or other events materially and adversely affecting such Party's ability to perform its obligations under this Agreement, or such Party's reputation) during the period between the date of this Agreement and the date that all of the Approvals were obtained.

5.   WARRANTIES OF PARTIES

5.1 Bank hereby makes the warranties set forth in Articles 5.1.1 through 5.1.11 below to Investor; SUBJECT, HOWEVER, to (a) information that Bank has shared with Investor prior to the date of this Agreement, and (b) such further qualifications, modifications and/or deletions regarding any matter described in Articles 5.1.5 through 5.1.11 as Bank deems necessary and shall have notified to Investor at least thirty (30) days prior to the Closing.

     5.1.1 Bank is a legal entity duly formed and legally existing under the laws of the Russian Federation. Bank holds License No. 3108 for the conduct of banking operations, issued by the Central Bank of the Russian Federation on October 5, 1994.

     5.1.2 The authorized capital stock of Bank consists of 610,000 shares of common stock, 100 RUR par value; 150,000 of such shares are issued and outstanding. There is no other capital stock authorized for issuance, except as otherwise stated in this Agreement. No shares of common stock are held in Bank treasury, and no shares are reserved for issuance, nor are there outstanding any options, warrants, convertible instruments or other rights, agreements or commitments to acquire common stock of Bank, except for the rights of Investor as set forth in this Agreement.



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     5.1.3 This Agreement has been duly and validly executed and delivered by
           Bank and constitutes a valid and binding Agreement of Bank enforceable in accordance with its terms. Bank's General Assembly of Shareholders has approved the Transaction contemplated by this Agreement in Protocol No. 24, dated February 5, 1998. Bank has all requisite corporate power and authority to enter into this Agreement and to carry out the Transaction contemplated hereby, and its doing so has been duly and sufficiently authorized, subject only to the Approvals.

     5.1.4 The execution, delivery and performance of this Agreement, and the performance by Bank of its obligations hereunder do not (1) conflict with or result in a breach of any of the provisions of the Charter of Bank; (2) contravene any law, ordinance, rule or regulation of the Russian Federation or any order, writ, judgment, injunction, decree, determination, or award of any court or other authority having jurisdiction, or cause the suspension or revocation of any authorization, consent, approval, or license, presently in effect, which affects or binds, Bank, and will not have a material adverse effect on the validity of this Agreement; (3) conflict with or result in a material breach of or default under any material indenture or loan or credit agreement or any other material agreement or instrument to which Bank is a party; or (4) constitute grounds for the loss or suspension of any material permits, licenses or other authorizations used in the business of Bank.

     5.1.5 Bank has no liabilities which are not adequately reflected or reserved against on Bank's most recent balance sheet furnished to Investor, except liabilities incurred since the date of such balance sheet in the ordinary course of business. Without limiting the foregoing, (a) there are no material unpaid leasehold improvements at any of Bank's facilities or locations for which Bank is or will be responsible, and Co) there are no material deferred rents due to lessors at or with respect to any of such facilities or locations.

     5.1.6 Since the date of Bank's most recent balance sheet furnished to Investor, except in the ordinary course of business there has not been (a) any material adverse change in the business, condition (financial or otherwise), operations, or prospects of Bank; (b) any material damage, destruction, or loss, whether covered by insurance or not, having a material adverse effect on the business, condition (financial or otherwise), operations, or prospects of Bank; (c) any entry into or termination of any material commitment, contract, agreement, or transaction (including, without limitation, any material borrowing or capital expenditure or sale or other disposition of any material asset or assets) of or involving Bank other than this Agreement; (d) any redemption, repurchase, or other acquisition for value of its capital stock by Bank, or any issuance of capital stock of Bank or of securities convertible into or rights to acquire any such capital stock or any dividend or distribution declared, set aside, or paid on capital stock of Bank; (e) any transfer of or right granted under any material lease, license, agreement, patent, trademark, trade name, or copyright of Bank;
           (f) any sale or other disposition of any material asset of Bank, or any mortgage,



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            pledge, or imposition of any material lien or other encumbrance on any asset of Bank, or any agreement relating to any of the foregoing; or (g) any default or breach by Bank in any material respect under any material contract, license or permit. Since the date of such balance sheet, Bank has conducted its business in the ordinary and usual course, and, without limiting the foregoing, no material changes have been made in (a) executive compensation levels, (b) the manner in which other employees of Bank are compensated, or (c) supplemental benefits provided to any such executives or other employees.

     5.1.7 Bank has properly filed or caused to be filed all federal, local, and foreign income and other tax returns, material reports and declarations that are required by applicable law to be filed by it, and has paid, or made full and adequate provision for the payment of, all federal, local, and foreign income and other taxes properly and finally due.

     5.1.8 To the best knowledge of Bank, no material investigation or review by any governmental entity with respect to Bank is pending or threatened, nor has any governmental entity indicated in writing to Bank an intention to conduct the same, and there is no material action, suit, or proceeding pending or, to the best of the knowledge of Bank, threatened against Bank.

     5.1.9 There are no collective bargaining, bonus, profit sharing, special compensation, or other trusts, funds, or special arrangements maintained by Bank for the benefit of its directors, officers, or employees, except for normal salary adjustments and bonuses determined in the ordinary course of business.

     5.1.10 Bank has good title, or effective and continuing leasehold rights in the case of leased property, to all real property and all personal property owned or leased by it or used by it in the conduct of its business in such a manner as to create the appearance or reasonable expectation that the same is owned or leased by it, free and clear of all material liens, claims, encumbrances and charges which could materially impair the use thereof.

     5.1.11 Bank is in substantial compliance with all, and has received no written notice of any substantial violation of any, laws or regulations applicable to its operations.

5.2  Investor hereby warrants to Bank that:

     5.2.1 Investor is a legal entity duly formed and legally existing under the laws of Estonia.

     5.2.2 This Agreement has been duly and validly executed and delivered by Investor and constitutes a valid and binding agreement of Investor enforceable in accordance with its terms. Investor's Supervisory Board has authorized Investor to enter into the Transaction and this Agreement by Resolution No. 4/97 on November 17, 1997. Investor has all requisite corporate power and authority to enter into this Agreement and to carry out the Transaction



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           contemplated hereby, and its doing so has been duly and sufficiently authorized, subject only to the Approvals.

     5.2.3 The execution, delivery and performance of this Agreement, and the performance by Investor of its obligations hereunder do not, (1) conflict with or result in a breach of any of the provisions of the Articles of Association of Investor; (2) contravene any law, ordinance, rule or regulation of Estonia or any order, writ, judgment, injunction, decree, determination, or award of any court or other authority having jurisdiction, or cause the suspension or revocation of any authorization, consent, approval, or license, presently in effect, which affects or binds, Investor, and will not have a material adverse effect on the validity of this Agreement; (3) conflict with or result in a material breach of or default under any material indenture or loan or credit agreement or any other material agreement or instrument to which Investor is a party; or (4) constitute grounds for the loss or suspension of any material permits, licenses or other authorizations used in the business of Investor.

     5.2.4 There is no ongoing, pending or threatened legal action or proceeding before any court, governmental agency or arbitrator, which may materially and adversely affect Bank's rights under this Agreement or Investor's performance of its obligations under this Agreement.

     5.2.5 Investor has complied with all applicable laws and regulations in entering into this Agreement and acquiring the Shares.

     5.2.6 Prior to the Closing, Investor shall have obtained sufficient funds necessary for payment of the Purchase Price.

5.3 Each Party shall bear civil liability to the other Party for any errors or inaccuracies in its warranties as set forth above, and shall indemnify the other Party for any damages or losses caused by such errors or inaccuracies, including due to any failure to complete the Transaction or the Closing directly caused thereby.

6.   TERM AND TERMINATION

6.1 The term of this Agreement shall commence on the date hereof and shall expire upon the full performance by the Parties of their obligations hereunder.

6.2  Notwithstanding Article 6.1 above:

     6.2.1 This Agreement shall terminate automatically as described in
           Article 3.5 above.

     6.2.2 This Agreement may be terminated by a Party as described in
           Article 8.2 below.

     6.2.3 At the option of Investor, this Agreement may be terminated if the Parties are



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           unable to agree on Bank's qualifications, modifications and/or deletions to its warranties in Article 5. l, within thirty (30) days after notice thereof as described in Article 5.l(b).

     6.2.4 At the option of Investor, this Agreement may be terminated if Investor has duly paid the Purchase Price for the Shares as described in this Agreement and the Principal Contract, but within 180 days thereafter the Central Bank of the Russian Federation has failed to register the Shares or the Report on the Results of the Emission, and as a result of such failure the emission of the Shares is deemed invalid under Russian law; PROVIDED, that prior to such termination, Bank shall have an additional 180 days after notice from Investor in which to cure any such failure.

     In case of any early termination as listed above, neither Party shall have any liability to the other in respect of this Agreement or such termination; PROVIDED, that in the case of termination under Article 6.2.4, promptly after termination Investor shall return the Shares to Bank, and Bank shall refund the Purchase Price to Investor.

6.3 The obligations of the Parties under Articles 6.2, 7, 9 and 10 shall survive the expiration or earlier termination of this Agreement.

7.   CONFIDENTIALITY; DISCLOSURES

7.1 The Parties agree that their due diligence activities under Article 4, negotiation and execution of this Agreement and completion of the Closing as described herein may involve the exchange of oral or written information between the Parties that is deemed confidential and proprietary by the disclosing Party ("confidential information"), including (for example) written materials that are clearly marked as confidential. Any Party who receives such confidential information will refrain from disclosing it to any third party without the advance written consent of the Party who disclosed such information; PROVIDED, that each Party may share such information with its professional advisors (upon written agreement by such advisors, in form reasonably acceptable to the other Party, to comply with the provisions of this Article).

7.2 Each Party that receives confidential information will use it for the sole purpose of pursuing the due diligence activities, negotiation and execution of Agreements, and completion of the Closing and the Transaction as described herein.

7.3 Each Party will also cause its employees, agents, representatives and professional advisors to comply with the provisions of this Article.

7.4 Upon the earlier of (a) termination of this Agreement, or (b) the Closing, each Party shall destroy or return to the other Party all documents or tangible materials containing confidential information of the other Party which is covered by this Article, and shall retain no copies thereof.



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7.5  In its discretion, a disclosing Party may elect to disclose certain information under this Article by allowing the receiving Party to review such information in a secure location on the disclosing Party's premises. The receiving Party may make notes regarding such information, but shall not make or retain any copies thereof.

7.6 If disclosure of any confidential information obtained by a receiving Party is sought by any governmental authority, then such receiving Party shall promptly notify the disclosing Party, and shall use its best efforts to cooperate fully with the disclosing party's pursuit of any or all available legal remedies that may be selected by the disclosing Party to maintain the confidentiality of the information, prior to any disclosure to such governmental authority. However, notwithstanding the foregoing, after reasonable consultation with the disclosing Party, the receiving Party shall be entitled to undertake any disclosure to a governmental authority that is mandatory under applicable law.


7.7 The preceding paragraphs of this Article 7 are not applicable to any information that:

     7.7.1 Was already known to a receiving Party at the time of receipt, and such Party can provide written confirmation that this information was at its disposal on the date of receipt;

     7.7.2 Is or becomes public not through any act or failure to act of the Party who received it; or

     7.7.3 Later is disclosed without restriction to the receiving Party by a third party fully authorized to do so.

7.8 Neither Party shall make any public announcements or statements regarding this Agreement, the Transaction or any matters relating directly thereto without the prior, written consent of the other, which shall not be unreasonably withheld where a Party has a legal obligation to make such announcement or statement under its national securities or banking laws or the regulations of any applicable public stock exchange (subject to necessary precautions being taken to protect confidential information as described under Article 7.6 and otherwise above). All such announcements, statements, press releases or the like shall be discussed and their texts agreed upon by both Parties, in advance.

8.   FORCE MAJEURE

8.1 In the event of any occurrence of Force Majeure circumstances making it impossible for a Party to perform completely or in material part its obligations under this Agreement, including, without limitation: fire, natural calamity, military actions, decrees of state power or other unforeseen circumstances, which do not depend on the action of the Parties, then the required time for performance of such Party's obligations under this Agreement shall be postponed for the period during which such circumstances continue.



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8.2  In the event that such circumstances continue for a period of time exceeding six (6) months, then each of the Parties shall be entitled to terminate this Agreement by written notice to the other. In such case, neither Party shall be held liable to the other Party for any damage inflicted as a result of the occurrence of the Force Majeure circumstances.

8.3 A Party that by virtue of any Force Majeure circumstances becomes unable to fulfill obligations as described above, shall promptly notify the other Party in writing about the occurrence of such circumstances.

9.   FINAL PROVISIONS

9.1 This Agreement may be amended or modified only upon written consent of the Parties.

9.2 Each Party shall pay its own fees and expenses incurred in connection with this Agreement and the Transaction. Each Party shall bear the cost of any brokers, advisors or finders retained by it in connection with the Transaction.

9.3 For purposes of coordination between the Parties in performing their obligations hereunder, the authorized representative of Investor shall be Raivo Erik, and the authorized representative of Bank shall be John Tierney. A Party may change such designated person by written notice to the other Party.

9.4 Notices or responses required by this Agreement shall be given in writing, and shall be deemed delivered upon the earlier of (a) the date actually received, or (b) the date ten (10) days after dispatch by overnight courier (DHL or Federal Express). Notices or responses shall be addressed and sent by personal delivery, registered mail or fax (with a copy by registered airmail) to the address of the intended recipient set forth below. The addresses and bank accounts of the Parties are:

        To Investor:        AS Eesti Forekspank
                            Narva maantee 11
                            Tallinn, EE0001
                            Estonia
                            Attn: Mr. Ivar Lukk, Chairman of the Board
                            Facsimile: +372-630-2506

        Bank Account:       Mezhcombank, Moscow
                            Account No.: 40805810100000000025
                            Corr. Account No. :30101810100000000143

        with a copy to:     ZAO Pioneer Bank
                            2nd Krasnoprudny per., 7
                            Moscow 107140
                            Russian Federation
                            Attn: Mr. Raivo Erik
                            Facsimile: +7 (095) 975-2964




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        To Bank:            ZAO Pioneer Bank
                            2nd Krasnoprudny per., 7
                            Moscow 107140
                            Russian Federation
                            Attn: Mr. Mikhail Rubinchik, Chairman
                            Facsimile: +7 (095) 975-2964

        Bank Account:       Corr. Account No.: 30101810400000000231
                            BIC 044579231
                            OKPO 29307376
                            OKONH 96120

        with a copy to:     Pioneer First Investment Group
                            Gazetny 5, Room 255
                            Moscow 103918
                            Russian Federation
                            Attn: Mr. John L. Tierney
                            Facsimile: +7 (095) 234-1608

9.5 This Agreement sets forth the entire agreement between the Parties relating to the subject matter contained herein and replaces all other prior agreements or understandings, whether written or oral (including without limitation the Term Sheet dated December 5, 1997).

10.  ARBITRATION AND APPLICABLE LAW

10.1 The Parties will use their best efforts to resolve any disputes or controversies arising out of this Agreement by negotiations in good faith.

10.2 If such a dispute or controversy has not been settled by negotiations within thirty (30) days, then the Parties hereby agree to resolve the dispute by binding arbitration, under the auspices of and pursuant to the Rules of Conciliation and Arbitration of the International Chamber of Commerce. The arbitration proceedings will be conducted in London, England. The language of the arbitration will be English. The arbitration tribunal will consist of three (3) arbitrators. Investor will be entitled to appoint one arbitrator and Bank will be entitled to appoint one arbitrator. The two arbitrators so appointed will choose the third arbitrator. The decision and award of the arbitrators may, in their discretion, require the losing Party to pay the legal fees and expenses of the prevailing Party. The decisions of such arbitral tribunal will be final and binding on both Parties, and enforceable by all courts with jurisdiction.

10.3 This Agreement shall be construed in accordance with the laws of the Russian Federation.



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


This Agreement has been signed on February 11, 1998, in the City of Moscow, in four(4) originals, two (2) in English and two (2) in Russian, each equally binding and valid, with both language versions intended to be identical in meaning.


ON BEHALF OF BANK                                ON BEHALF OF INVESTOR



/s/ Mikhail Rubinchik                            /s/ Ivar Lukk
-----------------------------                    -------------------------------
Mikhail Rubinchik                                Ivar Lukk
Chairman                                         Chairman of the Board
Pioneer Bank                                     AS Eesti Forekspank





[SEAL]                                           [SEAL]

                                   EXHIBIT 1
                                RESTATED CHARTER





                                  [to follow]









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